EXHIBIT 10.1

AIG

Private Bank

4-D Neuroimaging, Inc.
Attn:  Mr. Scott Buchanan, CEO

9727 Pacific Heights Blvd.
San Diego, CA 92121-3719
USA

Zurich, January 16, 2003

Loan Agreement Nr 2498380

Dear Sirs,

Reference is made to the loan agreement dated November 5, 2002, and to the message of Mr. Martin P. Egli to our Mr. Renato DePretto dated January 6, 2003

We are pleased to extend your loan facility of USD 1,000,000 from November 12, 2003, to May 31, 2004.  All other terms and conditions of the loan agreement dated November 5, 2002, remain unchanged.  We kindly request you to duly sign and return to us the enclosed duplicate of this agreement.

We look forward to hearing from you and remain

Yours very truly,

AG Private Bank Ltd.

/s/ Daniel Sager	/s/ Renato DePretto
Daniel Sager	Renato DePretto
Assistant Vice President	Member of Management

We fully agree with and accept all of the terms and conditions contained in the above-mentioned agreement.

4-D Neuroimaging, San Diego

Place/Date: San Diego, CA, USA, Jan. 31, 2003	/s/ D. Scott Buchanan
Scott Buchanan, CEO & President

We have taken notice of this Agreement and agree with all terms and conditions therein and relevant to the Guarantor.

Dassesta International S.A.	Consulting Partners Ltd.

Place/Date: Zurich, Mar. 7, 2003	/s/ Nina Racciati
Nina Racciati

/s/ Christian Rockstroh
Christian Rockstroh

I, Martin P. Egli, hereby personally guarantee the obligation of this loan agreement up to the amount of USD 500,000.

Martin P. Egli

Place/Date: Zurich, Mar. 10, 2003	/s/ Martin P. Egli
Martin P. Egli